EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Reports Fiscal 2023 Second Quarter Results and Raises the low end of its Fiscal 2023 Guidance

•Sales for the quarter increased 2.6 percent. Organic sales increased 6.3 percent while foreign currency reduced sales by 3.7 percent.
•Diluted EPS increased 16.9 percent to $0.76 in the second quarter of fiscal 2023 compared to $0.65 in the same quarter of the prior year. Diluted EPS Excluding Certain Items* increased 15.7 percent to $0.81 in the second quarter of fiscal 2023 compared to $0.70 in the same quarter of the prior year.
•Net cash provided by operating activities increased to $29.4 million in the second quarter of fiscal 2023 compared to $(3.2 million) in the second quarter of last year.
•The low end of the Earnings per diluted Class A Common Share guidance was raised for the full year ending July 31, 2023 from the previous range of $3.13 to $3.43 to the new range of $3.23 to $3.43 on a GAAP basis and was raised from the previous range of $3.30 to $3.60 to the new range of $3.40 to $3.60, excluding after-tax amortization expense.

MILWAUKEE (February 24, 2023) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2023 second quarter ended January 31, 2023.

Quarter Ended January 31, 2023 Financial Results:
Sales for the quarter ended January 31, 2023 increased 2.6 percent, which consisted of an organic sales increase of 6.3 percent and a decrease of 3.7 percent from foreign currency translation. Sales for the quarter ended January 31, 2023 were $326.2 million compared to $318.1 million in the same quarter last year. By segment, sales increased 4.4 percent in Identification Solutions and decreased 3.4 percent in Workplace Safety, which consisted of an organic sales increase of 7.4 percent in Identification Solutions and an organic sales increase of 2.8 percent in Workplace Safety.
Income before income taxes increased 15.4 percent to $48.5 million for the quarter ended January 31, 2023, compared to $42.0 million in the same quarter last year. Income Before Income Taxes Excluding Certain Items* for the quarter ended January 31, 2023, which was adjusted for amortization expense of $3.3 million, was $51.8 million, an increase of 13.1 percent compared to the second quarter of last year.
Net income for the quarter ended January 31, 2023 was $38.0 million compared to $33.8 million in the same quarter last year. Earnings per diluted Class A Nonvoting Common Share were $0.76 in the second quarter of fiscal 2023, compared to $0.65 in the same quarter last year. Net Income Excluding Certain Items* for the quarter ended January 31, 2023 was $40.5 million and Diluted EPS Excluding Certain Items* for the quarter ended January

31, 2023 was $0.81. Net Income Excluding Certain Items* for the quarter ended January 31, 2022 was $36.7 million, and Diluted EPS Excluding Certain Items* for the quarter ended January 31, 2022 was $0.70.

Six-Month Period Ended January 31, 2023 Financial Results:
Sales for the six-month period ended January 31, 2023 increased 1.5 percent, which consisted of an organic sales increase of 6.6 percent and a decrease of 5.1 percent from foreign currency translation. Sales for the six months ended January 31, 2023 were $648.8 million compared to $639.5 million in the same period last year. By segment, sales increased 3.7 percent in Identification Solutions and decreased 6.3 percent in Workplace Safety, which consisted of an organic sales increase of 8.0 percent in Identification Solutions and an organic sales increase of 2.0 percent in Workplace Safety.
Income before income taxes increased 14.0 percent to $98.8 million for the six-month period ended January 31, 2023, compared to $86.7 million in the same period last year. Income Before Income Taxes Excluding Certain Items* for the six months ended January 31, 2023, which was adjusted for amortization expense of $6.9 million, was $105.7 million, an increase of 12.1 percent compared to the same period of the prior year.
Net income for the six-month period ended January 31, 2023 was $77.4 million compared to $68.9 million in the same period last year. Earnings per diluted Class A Nonvoting Common Share were $1.55 for the six months ended January 31, 2023, compared to $1.32 in the same period last year. Net Income Excluding Certain Items* for the six months ended January 31, 2023 was $82.7 million and Diluted EPS Excluding Certain Items* for the six months ended January 31, 2023 was $1.65. Net Income Excluding Certain Items* for the six months ended January 31, 2022 was $74.6 million, and Diluted EPS Excluding Certain Items* for the six months ended January 31, 2022 was $1.43.

Commentary:
“This quarter’s results once again demonstrate our commitment to serving our customers extremely well while making their jobs easier and safer. Our investments in sales, marketing, and research and development are paying off as we’ve now generated organic sales growth of at least six percent in each of the last eight quarters and our reinvigorated innovative spirit has set the stage for continued future growth,” said Brady’s President and Chief Executive Officer, Russell R. Shaller. “Our Identification Solutions segment is performing well, with a robust pipeline of innovative new products set to launch in the second half of this fiscal year. In our Workplace Safety segment, we are seeing the benefits from the actions we took to simplify our product offering, to streamline our cost structure, and to improve our price competitiveness, resulting in another quarter of organic sales growth and increased segment profit. This quarter, we announced the reorganization of Brady around two new operating segments which will be effective next quarter: Americas & Asia and Europe & Australia. This reorganization allows us to further integrate our businesses, support continued growth through the application of our best go-to-market strategies in key geographies, facilitate new product development in our recent acquisitions, and further simplify our global businesses. While we recognize that the macro-economy is uncertain and that foreign currency translation is creating challenges, we continue to experience robust demand and we will continue to invest in our critical organic growth initiatives throughout the economic cycle, which we believe positions us for future success.”
“Brady is in an enviable financial position. This quarter, we grew organic sales by 6.3 percent, we grew GAAP diluted earnings per share by 16.9 percent, and cash flow from operating activities was a robust $29.4 million. For the first half of this fiscal year, our cash flow from operating activities was more than double what it was in the first half of last year,” said Brady’s Chief Financial Officer, Aaron Pearce. “We also returned $22.8 million to our shareholders in the form of dividends and repurchased another $17.9 million worth of shares in the first half of this fiscal year. We are in a net cash position of $30.9 million at January 31, 2023. We will remain disciplined with capital allocation by fully funding our organic investments, returning funds to our shareholders in the form of dividends, being opportunistic with share buybacks and executing acquisitions that increase our growth trajectory in a highly disciplined manner. We are confident that this disciplined approach to capital allocation will serve our shareholders well over the long term.”

Fiscal 2023 Guidance:
The Company raised the low end of its GAAP earnings per diluted Class A Nonvoting Common Share guidance for the year ending July 31, 2023 from the previous guidance range of $3.13 to $3.43 per share to the new full year guidance range of $3.23 to $3.43 per share. The Company also raised the low end of its Diluted EPS Excluding Certain Items* guidance for the year ending July 31, 2023 from the previous range of $3.30 to $3.60 per share to the new full year guidance range of $3.40 to $3.60 per share.
The other assumptions included in our fiscal 2023 guidance include a full-year income tax rate of approximately 21 percent, depreciation and amortization expense ranging from $32 million to $34 million, and capital expenditures of approximately $22 million. Our fiscal 2023 guidance is based on foreign currency exchange rates as of January 31, 2023 and assumes continued economic growth.

A webcast regarding Brady’s fiscal 2023 second quarter financial results will be available at www.bradycorp.com/investors beginning at 9:30 a.m. central time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2022, employed approximately 5,700 people in its worldwide businesses. Brady’s fiscal 2022 sales were approximately $1.30 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

* Income Before Income Taxes Excluding Certain Items, Net Income Excluding Certain Items, and Diluted EPS Excluding Certain Items are non-GAAP measures. See appendix for more information on these measures, including reconciliations to the most directly comparable GAAP measures.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, income, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: increased cost of raw materials, labor and freight as well as material shortages and supply chain disruptions; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; our ability to develop technologically advanced products that meet customer demands; Brady’s ability to identify, integrate, and grow acquired companies, and to manage contingent liabilities from divested businesses; adverse impacts of the novel coronavirus (“COVID-19”) pandemic or other pandemics; difficulties in protecting our websites, networks, and systems against security breaches; risks associated with the loss of key employees; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; litigation, including product liability claims; foreign currency fluctuations; potential write-offs of goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2022.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share data)

	Three months ended January 31,		Six months ended January 31,
	2023	2022	2023	2022
Net sales	$326,249	$318,055	$648,818	$639,530
Cost of goods sold	169,809	168,693	337,114	335,180
Gross margin	156,440	149,362	311,704	304,350
Operating expenses:
Research and development	15,377	13,965	29,310	27,872
Selling, general and administrative	92,282	92,525	182,227	189,271
Total operating expenses	107,659	106,490	211,537	217,143

Operating income	48,781	42,872	100,167	87,207

Other income (expense):
Investment and other income (expense)	968	(578)	811	(35)
Interest expense	(1,239)	(252)	(2,133)	(434)

Income before income taxes	48,510	42,042	98,845	86,738

Income tax expense	10,524	8,227	21,418	17,877

Net income	$37,986	$33,815	$77,427	$68,861

Net income per Class A Nonvoting Common Share:
Basic	$0.76	$0.65	$1.55	$1.33
Diluted	$0.76	$0.65	$1.55	$1.32

Net income per Class B Voting Common Share:
Basic	$0.76	$0.65	$1.54	$1.31
Diluted	$0.76	$0.65	$1.53	$1.3

Weighted average common shares outstanding:
Basic	49,745	51,800	49,806	51,887
Diluted	50,009	52,162	50,049	52,299

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	January 31, 2023	July 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108,210	$114,069
Accounts receivable, net of allowance for credit losses of $8,097 and $7,355, respectively	186,852	183,233
Inventories	195,167	190,023
Prepaid expenses and other current assets	13,986	10,743
Total current assets	504,215	498,068
Property, plant and equipment—net	140,784	139,511
Goodwill	590,776	586,832
Other intangible assets	67,513	74,028
Deferred income taxes	15,826	15,881
Operating lease assets	31,411	31,293
Other assets	21,748	21,719
Total	$1,372,273	$1,367,332
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,876	$81,116
Accrued compensation and benefits	53,213	76,764
Taxes, other than income taxes	12,799	12,539
Accrued income taxes	6,794	8,294
Current operating lease liabilities	15,402	15,003
Other current liabilities	65,765	61,458
Total current liabilities	229,849	255,174
Long-term debt	77,281	95,000
Long-term operating lease liabilities	17,822	19,143
Other liabilities	79,917	86,717
Total liabilities	404,869	456,034
Stockholders’ equity:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 shares, and outstanding 46,115,760 and 46,370,708 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	348,513	345,266
Retained earnings	947,051	892,417
Treasury stock—5,145,727 and 4,890,779 shares, respectively of Class A nonvoting common stock, at cost	(233,338)	(217,856)
Accumulated other comprehensive loss	(95,370)	(109,077)
Total stockholders’ equity	967,404	911,298
Total	$1,372,273	$1,367,332

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Six months ended January 31,
	2023	2022
Operating activities:
Net income	$77,427	$68,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,117	16,996
Stock-based compensation expense	4,381	7,170
Deferred income taxes	(5,234)	(788)
Other	(908)	(812)
Changes in operating assets and liabilities:
Accounts receivable	280	(7,216)
Inventories	(1,287)	(34,360)
Prepaid expenses and other assets	(3,502)	(1,148)
Accounts payable and accrued liabilities	(29,156)	(25,357)
Income taxes	(1,734)	982
Net cash provided by operating activities	57,384	24,328

Investing activities:
Purchases of property, plant and equipment	(8,167)	(16,440)
Other	11	59
Net cash used in investing activities	(8,156)	(16,381)

Financing activities:
Payment of dividends	(22,793)	(23,249)
Proceeds from exercise of stock options	2,688	374
Payments for employee taxes withheld from stock-based awards	(1,509)	(5,025)
Purchase of treasury stock	(17,861)	(21,720)
Proceeds from borrowing on credit agreement	71,036	131,216
Repayment of borrowing on credit agreement	(88,755)	(86,216)
Other	66	115
Net cash used in financing activities	(57,128)	(4,505)

Effect of exchange rate changes on cash	2,041	(3,370)

Net (decrease) increase in cash and cash equivalents	(5,859)	72
Cash and cash equivalents, beginning of period	114,069	147,335

Cash and cash equivalents, end of period	$108,210	$147,407

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended January 31,		Six months ended January 31,
	2023	2022	2023	2022
NET SALES
IDS	$255,683	$244,986	$512,039	$493,603
WPS	70,566	73,069	136,779	145,927
Total	$326,249	$318,055	$648,818	$639,530

SALES INFORMATION
IDS
Organic	7.4%	16.0%	8.0%	14.6%
Currency	(3.0)%	(1.7)%	(4.3)%	(0.5)%
Acquisition	—%	11.8%	—%	11.7%
Total	4.4%	26.1%	3.7%	25.8%
WPS
Organic	2.8%	5.2%	2.0%	(2.0)%
Currency	(6.2)%	(3.2)%	(8.3)%	(1.1)%
Total	(3.4)%	2.0%	(6.3)%	(3.1)%
Total Company
Organic	6.3%	13.1%	6.6%	10.0%
Currency	(3.7)%	(2.1)%	(5.1)%	(0.7)%
Acquisition	—%	8.6%	—%	8.5%
Total	2.6%	19.6%	1.5%	17.8%

SEGMENT PROFIT
IDS	$47,384	$44,129	$98,909	$92,945
WPS	6,249	4,515	12,627	6,808
Total	$53,633	$48,644	$111,536	$99,753
SEGMENT PROFIT AS A PERCENT OF NET SALES
IDS	18.5%	18.0%	19.3%	18.8%
WPS	8.9%	6.2%	9.2%	4.7%
Total	16.4%	15.3%	17.2%	15.6%

	Three months ended January 31,		Six months ended January 31,
	2023	2022	2023	2022
Total segment profit	$53,633	$48,644	$111,536	$99,753
Unallocated amounts:
Administrative costs	(4,852)	(5,772)	(11,369)	(12,546)
Investment and other (expense) income	968	(578)	811	(35)
Interest expense	(1,239)	(252)	(2,133)	(434)
Income before income taxes	$48,510	$42,042	$98,845	$86,738

GAAP to NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)
In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.
Income Before Income Taxes Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Income Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income before income taxes to the non-GAAP measure of Income Before Income Taxes Excluding Certain Items:

	Three months ended January 31,		Six months ended January 31,
	2023	2022	2023	2022
Income before income taxes (GAAP measure)	$48,510	$42,042	$98,845	$86,738
Amortization expense	3,258	3,749	6,889	7,556
Income Before Income Taxes Excluding Certain Items (non-GAAP measure)	$51,768	$45,791	$105,734	$94,294

Income Tax Expense Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Income Tax Expense Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income tax expense to the non-GAAP measure of Income Tax Expense Excluding Certain Items:

	Three months ended January 31,		Six months ended January 31,
	2023	2022	2023	2022
Income tax expense (GAAP measure)	$10,524	$8,227	$21,418	$17,877
Amortization expense	769	887	1,634	1,787
Income Tax Expense Excluding Certain Items (non-GAAP measure)	$11,293	$9,114	$23,052	$19,664

Net Income Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Net Income Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income to the non-GAAP measure of Net Income Excluding Certain Items:

	Three months ended January 31,		Six months ended January 31,
	2023	2022	2023	2022
Net income (GAAP measure)	$37,986	$33,815	$77,427	$68,861
Amortization expense	2,489	2,862	5,255	5,769
Net Income Excluding Certain Items (non-GAAP measure)	$40,475	$36,677	$82,682	$74,630

Diluted EPS Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Diluted EPS Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income per Class A Nonvoting Common Share to the non-GAAP measure of Diluted EPS Excluding Certain Items:

	Three months ended January 31,		Six months ended January 31,
	2023	2022	2023	2022
Net income per Class A Nonvoting Common Share (GAAP measure)	$0.76	$0.65	$1.55	$1.32
Amortization expense	0.05	0.05	0.10	0.11
Diluted EPS Excluding Certain Items (non-GAAP measure)	$0.81	$0.70	$1.65	$1.43

Diluted EPS Excluding Certain Items Guidance:

	Fiscal 2023 Expectations
	Low	High
Earnings per Class A Nonvoting Common Share (GAAP measure)	$3.23	$3.43
Amortization expense	0.17	0.17
Diluted EPS Excluding Certain Items (non-GAAP measure)	$3.40	$3.60